AMP                                                           EXECUTIVE OFFICES
                                                                    NEWS RELEASE
-------------------------------------------------------------------------------
AMP INCORPORATED    HARRISBURG PA 17105    717-564-0100    NYSE SYMBOL:AMP
-------------------------------------------------------------------------------
IMMEDIATE RELEASE                          RELEASE NO:      96-9
DECEMBER 31, 1996        FOR MORE INFORMATION CONTACT:      WILLIAM OAKLAND
                                                            (717) 592-6371


AMP ANNOUNCES RESTRUCTURING AND ONE-TIME CHARGES IN FOURTH QUARTER

Harrisburg, PA - Today (Tuesday, December 31, 1996) the AMP Board of Directors approved a restructuring and other one-time charges of $195 million to be taken in the fourth quarter. In a December 12, 1996 news release the Company stated it would take fourth quarter charges, but did not indicate the amount. These charges are being taken to rationalize certain of AMP's businesses and are mostly non-cash in nature.

                     -----------------------------------

Harrisburg, Pennsylvania-based AMP Incorporated is the world's leading producer of electrical/electronic connection devices. It has nearly 45,000 employees in 215 facilities in the U.S. and 44 other countries. AMP stock is listed on the New York, Pacific and other regional stock exchanges (Symbol -- "AMP").